UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    November 2, 2007

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

The information provided in Item 2.03 below is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement

On November 6, 2007, ThermaClime, Inc. ("TCI"), a wholly owned subsidiary of LSB Industries, Inc. (the "Company"), terminated its $50 million term loan (the “Prior Senior Secured Loan”), under the Loan Agreement, dated September 16, 2004, as amended, among TCI, certain of its subsidiaries, and ORIX Capital Markets, LLC, as agent and the initial lender.  The Prior Senior Secured Loan and related Loan Agreement was terminated without penalty upon payment of all amounts owing by the borrowers under the Prior Senior Secured Loan, which payment was funded with the proceeds of the Term Loan, discussed in Item 2.03, below.

The Prior Senior Secured Loan was to be repaid as follows:

• quarterly interest payments which began September 30, 2004;
• quarterly principal payments of $312,500 which began October 1, 2007;
•	a final payment of the remaining outstanding principal of $47.5 million and accrued interest on September 16, 2009.

The Prior Senior Secured Loan accrued interest at a defined LIBOR rate plus a defined LIBOR margin or, at the election of the borrowers, an alternative defined base rate plus a defined base rate margin with the annual interest rate not to exceed 11% or 11.5% depending on the leverage ratio. At September 30, 2007, the effective interest rate was 11%.  The borrowers were subject to numerous covenants under the Prior Senior Secured Loan agreement including, but not limited to, limitation on the incurrence of certain additional indebtedness and liens, limitations on mergers, acquisitions, dissolution and sale of assets, and limitations on declaration of dividends and distributions to us, all with certain exceptions. The borrowers were also subject to a minimum fixed charge coverage ratio, measured quarterly on a trailing twelve-month basis. The Borrowers’ fixed charge coverage ratio exceeded the required minimum ratio for the twelve-month period ended September 30, 2007.

The Prior Senior Secured Loan was secured by a first lien on (a) certain real property and equipment located at the El Dorado, Arkansas facility (“El Dorado Facility”), (b) certain real property and equipment located at the Cherokee, Alabama facility (“Cherokee Facility”), (c) certain equipment of the Climate Control Business, and (d)  the equity stock of certain of ThermaClime’s subsidiaries.

Section 2 – Financial Information

Item 2.02  Results of Operations and Financial Condition

On November 5, 2007, LSB Industries, Inc. (the "Company") issued a press release to report its financial results for the third quarter ended September 30, 2007. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 5, 2007, at 11:00 a.m. eastern time, the Company held a conference call broadcast live over the Internet to discuss the results of the third quarter ended September 30, 2007.  The conference call was announced in the press release, dated November 5, 2007, attached hereto as Exhibit 99.1.

The information contained in this Item 2.02 of this Form 8-K and the Exhibit attached hereto are being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Act of 1934 (as amended), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (as amended), except as shall be expressly set forth by specific reference in such filing.

Item 2.03   Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

On November 2, 2007, TCI and certain of its subsidiaries (the "Borrowers") entered into a $50 million term loan (the "Term Loan") with Banc of America Leasing & Capital, LLC, as agent for the lenders, pursuant to a Term Loan Agreement dated the same date.  Completion of all conditions and funding under the Term Loan occurred on November 6, 2007, with the proceeds of the Term Loan being used to repay TCI’s Prior Senior Secured Loan, which is discussed in Item 1.02, above.  The Term Loan is for a term of five years, and is guaranteed by the Company. Certain other terms and conditions of the Term Loan are as follows:

(a)
interest will accrue at a defined LIBOR rate plus a defined LIBOR margin, resulting in a pro-forma borrowing rate at November 1, 2007 of 7.91%, approximately 3.1% lower than the rate on the Prior Senior Secured Loan which was replaced;

(b)	only quarterly interest payments are required, with final payment of interest and principal payable at maturity on the fifth anniversary of funding;

(c)	the collateral securing the Term Loan is limited to:

●	the real property and equipment located at the Company’s chemical plant facility in El Dorado, Arkansas,

●	the real property and equipment located at the Company’s chemical plant facility in Cherokee, Alabama; and

(d)
the Term Loan is subject to a minimum Fixed Charge Coverage Ratio and a maximum Leverage Ratio, both as defined in the Term Loan Agreement, measured quarterly on a trailing twelve-month basis.  On a pro-forma basis, the Term Loan Borrowers’ Fixed Charge Coverage Ratio exceeded the required minimum ratio for the twelve-month period ended September 30, 2007 and the pro-forma Leverage Ratio at September 30, 2007, was less than the maximum permitted in the Term Loan.

The Borrowers under the Term Loan are subject to other covenants under the Term Loan Agreement, which are substantially similar to the Prior Senior Secured Loan, including, but not limited to, limitation on the incurrence of certain additional indebtedness and liens, limitations on mergers, acquisitions, dissolution and sale of assets, and limitations on declaration of dividends and distributions to us, all with certain exceptions.

In connection with the Term Loan, the lenders of the Company’s $50 million working capital revolver loan released their security liens to the assets which collateralize the Term Loan and agreed to certain other modifications to the terms of the working capital revolver, including among other things, an interest rate reduction of .25%, effective at the  closing of the Term Loan.

Section 9 -Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

The information contained in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

(d) Exhibits.

Exhibit                                 Description

4.1
Term Loan Agreement, dated as of November 2, 2007, among LSB Industries, Inc., ThermaClime, Inc. and certain subsidiaries of ThermaClime, Inc., Cherokee Nitrogen Holdings, Inc., the Lenders signatory thereto, Banc of America Leasing & Capital, LLC as the Administrative and Collateral Agent, and Bank of Utah as Payment Agent, which the Company hereby incorporates by reference from Exhibit 4.1 to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2007.

4.2
Amended and Restated Loan and Security Agreement by and among LSB Industries, Inc., ThermaClime, Inc. and each of its subsidiaries that are Signatories, the lenders and Wells Fargo Foothill, Inc., which the Company hereby incorporates by reference from Exhibit 4.2 to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2007.

99.1	Press Release issued by LSB Industries, Inc. dated November 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 8, 2007

                    LSB INDUSTRIES, INC.

                    By: Jim D. Jones
                    Jim D. Jones,
                    Senior Vice President
                    Corporate Controller and Treasurer